                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 33-87864




                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
--------------------------------------------------------------------------------
                                SUPPLEMENT TO THE
                       POLARIS PROTECTOR VARIABLE ANNUITY
                          PROSPECTUS DATED JULY 9, 2001

The bullet point following "Managed by WM Advisors, Inc." on the first page of the prospectus after the subheading "BALANCED" is replaced by the following:

     o       Asset Allocation Portfolio            SAST

The sentence in paranthesis preceding the SunAmerica Series Trust Portfolio Expenses Table on page 5 of the prospectus is replaced with the following:

     (as a percentage of average net assets after reimbursement or waiver of expenses for the Trust's fiscal year ended January 31, 2001)

In the second column on page B-2 of Appendix B, the first paragraph, table and second paragraph marked with an asterisk, are deleted.


Date:    August 28, 2001




                PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
--------------------------------------------------------------------------------
                                SUPPLEMENT TO THE
         POLARIS PROTECTOR FEATURING PRINCIPAL REWARDS VARIABLE ANNUITY
                          PROSPECTUS DATED JULY 9, 2001


The bullet point following "Managed by WM Advisors, Inc." on the first page of the prospectus after the subheading "BALANCED" is replaced by the following:

     o        Asset Allocation Portfolio         SAST

The sentence in paranthesis preceding the SunAmerica Series Trust Portfolio Expenses Table on page 5 of the prospectus is replaced with the following:

     (as a percentage of average net assets after reimbursement or waiver of expenses for the Trust's fiscal year ended January 31, 2001)

In the second column on page C-2 of Appendix C, the first paragraph, table and second paragraph marked with an asterisk, are deleted.


Date:    August 28, 2001





                PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS